Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

Between DSP Group, Inc., DSP Group, Ltd. and Dror Levy (the “Executive”). Effective date of this amendment is November 5, 2012.

Executive entered into an employment agreement with DSP Group, Ltd., effective June 9, 2002 (the “Employment Agreement”) which agreement was amended on January 31, 2011 and May 16, 2011 (the employment agreement and the amendments thereto hereinafter collectively referred to as the “Employment Agreement”). The Employment Agreement is hereby further amended as follows:

1. The notice period as defined in Section 3a of the Employment Agreement is hereby increased to one year from nine months as set forth previously in the Employment Agreement.

2. The following clarifying paragraph is added to Section 3a of the Employment Agreement:

If the requisite advance notice of one year is provided by Mr. Levy to the Company if he desires to terminate his employment with the Company without Good Reason, then: (i) all of his rights under this Agreement shall continue during the one-year period, and (ii) all equity awards held by Mr. Levy prior to the termination of his employment with the Company shall accelerate and immediately vest one year following the date of such requisite notice and be exercisable in whole or in part at any time from the date of the vesting of the respective equity awards for a period of one year.

3. The first paragraph of Section 12 of the Employment Agreement is amended and restated as follows:

If the Executive’s employment with the Company is terminated by (i) the Company following a Change in Control; (ii) the Executive for Good Reason; or (iii) the Corporation without Cause, all rights of the Executive under the Employment Agreement shall continue for one year and all equity awards held by the Executive shall accelerate and immediately vest and be exercisable in whole or in part at any time for one year following the termination of employment.

4. This amendment to the Employment Agreement shall be binding upon DSP Group, Inc., DSP Group, Ltd. and their successors and assigns, if any.

5. All terms and conditions of the Employment Agreement, other than amended hereby, shall remain in full force and effect.

/s/ Eli Ayalon	/s/ Dror Levy
DSP Group, Inc.	Dror Levy

/s/ Ofer Elyakim
DSP Group, Ltd.